Exhibit 13.1

LEX

THE LANDING AT ONE CHESTNUT

425,592 Net Square Feet | Mixed-Use Industrial

MFD
MANZO FREEMAN
DEVELOPMENT

1 Chestnut Street, Nashua, NH, 03060


THE LANDING AT
ONE CHESTNUT
STORAGE

$17.8M
Valuation

$5.38M
Reg A Offering

7.4% Distribution[1]
Distributions not guaranteed

7.9 Year WALT[2]
Top 4 Tenants (57.3% of NRA)
As of June 2022

Investment Highlights

- **EXPERIENCED SPONSOR.** The sponsor, Manzo Freeman Development, is an experienced manager and developer with deep local ties and a successful track record of managing similar mill properties in New England.
- **NEWLY RENOVATED.** Significant capital has already been invested to improve tenant spaces, including upgrades to the bathrooms, new lighting, and updated windows. Additionally, the Sponsor is currently in the midst of a $1.5M renovation to update the façade, modernize the freight elevators, and upgrade the lobby space.
- **MIXED-USE / INDUSTRIAL ASSET.** The Landing at One Chestnut is a converted mill property built in 1915, which now serves as a 425,592 sf industrial asset with warehouse/distribution, flex office, and self-storage use. It is also located in a market with very low industrial availability.
- **CENTRALLY LOCATED.** The Landing at One Chestnut is only 0.3 miles from Main Street, which serves as the city's main demand driver for foot traffic and is adjacent to one of Nashua's premier apartment complexes (Clocktower Place) as well as a new development of more than 200 workforce housing units. Additionally, The Landing at One Chestnut is well connected to highway infrastructure, with easy access to Route 3, the main throughway connecting Manchester to the north, Boston to the southeast, and to both I-95 and I-93.
- **DIVERSIFIED TENANCY.** The property has a diversified tenancy of more than 50 leases in place, with anchor tenants on long-term leases and smaller local businesses with substantial tenure in the building on shorter-term leases. Three of the four largest tenants in the building (ExtraSpace Storage, Alternative Logistics, and Colonia Electronic Manufacturers) have each occupied space at the property for nearly 30 years. Additionally, 13 tenants, representing approximately 46% of the net rentable area, have been in their space at the property for at least 15 years.

Sponsor Overview

MFD
MANZO FREEMAN
DEVELOPMENT

Manzo Freeman Development (MFD) was formed from the partnership of the Manzo and Freeman families, each with substantial real estate development and management experience in the New England markets. MFD leverages 40 years of direct real estate acquisition and development experience, in-depth local market knowledge, strong reputation, and track record of success. MFD is a vertically integrated real estate acquisition, development, and management company with a full suite of services, as well as deep expertise in mill redevelopment and management. The firm has successfully exited from nine large projects totaling approximately four million square feet, and currently manages four assets. MFD provides a hands-on management experience at its properties resulting in improved tenant relations.

The Landing at Hudson Mills



215,000 sf industrial | Hudson, MA, Built 1890

The Landing at Everett Mills



525,000 sf Flex office / mixed-use industrial | Lawrence, MA, Built 1909

Walpole Business Center



265,000 sf flex office / retail / mixed-use industrial | Walpole, MA, Built 1897

For more information, contact: Donal Mastrangelo | donal@lex-markets.com | +1 (908) 451-5566

THE LANDING AT ONE CHESTNUT

425,592 Net Square Feet | Mixed-Use Industrial

LEX

MFD MANZO FREEMAN DEVELOPMENT

Tenancy

Extra Space Storage	Critical Process Filtration, Inc.	Alternative Logistics Inc.	cem
84,755 sf	74,859 sf	58,498 sf	25,714 sf
% of Building: 19.9%	% of Building: 17.6%	% of Building: 13.7%	% of Building: 6.0%
Self-Storage Facilities	Filtration products and services manufacturer and supplier	Third-party logistics; processing, fulfillment, warehousing	Printed circuit board/ radio frequency assembly

Local Area Maps

Local Driving Distances


DRIVE TIMES

Nashua is located just over the border between Massachusetts and New Hampshire, approximately 50 minutes northwest of Boston.

Proximity to Main Street


NASHUA

The Landing at One Chestnut is located just off of (0.3 miles from) Main Street, which serves as the city's main demand driver for foot traffic. Additionally, nearby Main, Factory, High, and Pearl streets are slated to be made more accessible as a part of the town's Imagine Nashua Comprehensive Master Plan.

Access to Transit Arteries



The Landing at One Chestnut is only 1.5 miles east of Route 3, which is the main throughway connecting Manchester to the north to Boston to the southeast.

Market Overview

INDUSTRIAL VACANCY RATE[1] 4.0%

INDUSTRIAL ASKING RENT[2] $9.14 psf

NH GDP Quarterly Δ YOY[2] 9.1%

2021 Absorption[1] 579.7M sf

W/D VACANCY RATE[2] 0.9%

ASKING RENT (W/D)[2] $6.82 psf

New Hampshire Unemployment[2] 5.1%

2021 New Supply[1] 370.7M sf

NASHUA SUBMARKET[2]	21Q2	21Q3	21Q4
Total Inventory (in thousands of sf)	70,026	70,312	70,352
New Supply (in thousands of sf)	-	286.3	40.0
Net Absorption (in thousands of sf)	502.2	270.8	278.6
Overall Vacancy	3.70%	3.50%	2.90%
Overall Asking Rent (NNN)	$8.27	$8.28	$9.14


U.S. Industrial Market
Q1 2020 - Q4 2021

NASHUA SUBMARKET[2]	TOTAL INVENTORY SF	DIRECT AVAILABILITY	SUBLEASE AVAILABILITY	OCCUPANCY RATE	VACANCY RATE	CURRENT ABSORPTION	ABSORPTION YTD	AVG RENTS (NNN)
Manufacturing	3,332,575	108,423	-	96.7%	3.3%	25,379	(56,880)	$7.50
Flex	9,228,888	334,840	35,916	96.0%	4.0%	104,180	246,636	$7.50
W&D	6,970,257	123,842	-	99.1%	0.9%	86,504	469,473	$6.59
Total	**19,531,720**	**567,105**	**35,916**	**97.20%**	**2.80%**	**216,063**	**659,229**	**$6.84**

1) Source: Colliers Q4 2021 Industrial Market Outlook 2) Source: Colliers Q4 2021 New Hampshire Industrial Report

Important Disclosure Information

THIS PRESENTATION CONSTITUTES "TESTING THE WATERS" COMMUNICATION.

One Chestnut Partners LLC (the "Company") intends to sponsor an offering of securities of a commercial real estate asset pursuant to Regulation A of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 255 promulgated under the Securities Act (17 C.F.R. 230.255):

i. the Company has prepared this presentation in order to gauge interest in the planned securities offering,
ii. the Company is not under any obligation to make an offering under Regulation A
iii. no money or other consideration is being solicited by this presentation or by any other means, and if sent in response prior to the offering, will not be accepted
iv. any indication of interest ("IOI")received by the company is non-binding, and involves no obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date of the offering statement on Form 1-A (the "Offering Statement") by the U.S. Securities and Exchange Commission ("SEC")
v. an IOI in this offering can be made at LEX-Markets.com or on the LEX Markets mobile app; any offer made can be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date of the Offering Statement;
vi. no solicitation or acceptance of money or other consideration, nor of any commitment, binding or otherwise, from any person is permitted until the Offering Statement has been qualified by the SEC.

Once the Offering Statement has been filed with the SEC, the Company will provide information for the public to obtain the most recent version of the Offering Statement and the preliminary offering circular contained therein. The information in the Offering Statement will be necessarily more complete than (and may be materially different in important ways from) the information that is being provided herein. You must read the complete Offering Statement filed with the SEC before investing.

The statements in this presentation represent the beliefs and opinions of the management of the Company as of the date hereof, and should not be relied upon as statements of fact and may constitute forward- looking statements that are not historical facts. These forward-looking statements include statements, express or implied, regarding the current expectations, opinions, and beliefs of the Company, and to the greatest extent possible the assumptions on which those statements are based. Words such as "believes," "estimates," "expects," "endeavors," "anticipates," "intends," "plans," "targets," "should," and "objective" and variations of such words and similar words also identify forward-looking statements. Such statements are forward-looking in nature and involve a number of known and unknown risks, including, without limitation, those risks described below, uncertainties, and other factors, including to the greatest extent possible those described in this presentation. Any forward-looking statement, including any target return, contained in this presentation is not a guaranty, assurance, prediction, or representation by the Company as to future matters, and nothing contained herein should be relied upon as a guaranty, assurance, prediction, or representation as to future matters. Past performance may not be indicative of future results.

This document shall not constitute an offer to sell or the solicitation of an offer to buy an interest in the Company or other offering, which may only be made at the time a qualified offeree receives the offering circular contained within the Offering Statement (the "Offering Circular"), and the subscription agreement pursuant to which a potential investor may participate in the offering by subscribing for limited liability company units of the Company (Units). All information contained herein is qualified in its entirety by the detailed information that will appear in the Offering Circular, subscription agreement, and the related offering information.

An investment in commercial real estate is subject to the risks inherent in the ownership and operation of real estate and real estate-related businesses and assets including, without limitation, (i) burdens of ownership of real property; (ii) general and local economic conditions; (iii) changes in supply of and demand for competing properties in an area (as a result, for instance, of overbuilding); (iv) the resources of tenants; (v) changes in building, environmental, and other laws; (vi) energy and supply shortages; (vii) various uninsured or uninsurable risks, natural disasters, changes in government regulations (such as rent control); (viii) changes in real property tax rates; (ix) changes in interest rates; (x) the reduced availability of mortgage funds which may render the sale or refinancing of properties difficult or impracticable; (xi) environmental liabilities; (xii) contingent liabilities on disposition of assets; (xiii) terrorist attacks, war, and other factors; (xiv) lack of diversification; (xv) leverage; (xvi) no assurance of investment return; (xvii) illiquid and long-term investment; (xviii) material, non-public information; (xix) no market for interests in the investment vehicle; (xx) transfer restrictions; (xxi) investments longer than term; (xxii) inherent uncertainty in projections; (xxiii) risks upon dispositions of the investment; (xxiv) indemnification; (xxv) conflicts of interest; and (xxvi) other activities of management. No risk control can mitigate against every risk. Prior to investing, you must read and review all risk factors set forth in the Offering Circular once filed with the SEC.

All figures that may appear in this presentation are estimates as of June, 2022.

The material in this presentation has been prepared on the basis of information obtained from the Company and other sources, some of which may be public, as of the specified date. This information is given in summary form and does not purport to be complete. Information in this presentation, including forecast financial information, should not be considered as advice or a recommendation to investors or potential investors in relation to holding, purchasing, or selling securities, or other financial products or instruments and does not take into account your particular investment objectives, financial situation, or needs. All securities and financial product or instrument transactions involve risks, which include (among others) the risk of adverse or unanticipated market, financial, or political developments and, in international transactions, currency risk.

This presentation has been prepared by LEX Markets LLC, Member: FINRA/SIPC, 350 Fifth Avenue, Suite 4805, New York, NY 10018, which has been engaged by the Company as placement agent for the planned offering of securities of the Company.

1) Based on actual historical distributions paid by the property operating company to equity holders in FY2021, adjusted for fees due to LEX. Assumes property revenue remains as contracted and expenses remain constant. Distributions are not guaranteed and may vary.
2) Weighted average lease term (WALT) remaining is defined as the average term remaining to the end of each lease weighted by the net square feet of each of the four largest tenants

PRE-OFFERING MEMORANDUM

THE LANDING AT ONE CHESTNUT

1 Chestnut Street, Nashua, NH 03060



THE LANDING AT
ONE CHESTNUT
STORAGE

JULY 2022 Anticipated Initial Property Offering Date

$250 Expected Price Per Unit | **REG A+** Planned Offering Type

MFD
MANZO FREEMAN
DEVELOPMENT
43 Broad Street
Hudson, MA 01749
manzofreeman.com

LEX
The Empire State Building
350 Fifth Avenue
New York, NY 10118
lex-markets.com

DISCLOSURE INFORMATION

THIS PRESENTATION CONSTITUTES "TESTING THE WATERS" COMMUNICATION.

One Chestnut Partners LLC (the "Company") intends to sponsor an offering of securities of a commercial real estate asset pursuant to Regulation A of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 255 promulgated under the Securities Act (17 C.F.R. 230.255):

(i) the Company has prepared this presentation in order to gauge interest in the planned securities offering,

(ii) the Company is not under any obligation to make an offering under Regulation A

(iii) no money or other consideration is being solicited by this presentation or by any other means, and if sent in response prior to the offering, will not be accepted

(iv) any indication of interest ("IOI")received by the company is non-binding, and involves no obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date of the offering statement on Form 1-A (the "Offering Statement") by the U.S. Securities and Exchange Commission ("SEC")

(v) an IOI in this offering can be made at LEX-Markets.com or on the LEX Markets mobile app; any offer made can be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date of the Offering Statement;

(vi) no solicitation or acceptance of money or other consideration, nor of any commitment, binding or otherwise, from any person is permitted until the Offering Statement has been qualified by the SEC.

Once the Offering Statement has been filed with the SEC, the Company will provide information for the public to obtain the most recent version of the Offering Statement and the preliminary offering circular contained therein. The information in the Offering Statement will be necessarily more complete than (and may be materially different in important ways from) the information that is being provided herein. You must read the complete Offering Statement filed with the SEC before investing.

The statements in this presentation represent the beliefs and opinions of the management of the Company as of the date hereof, and should not be relied upon as statements of fact and may constitute forward- looking statements that are not historical facts. These forward-looking statements include statements, express or implied, regarding the current expectations, opinions, and beliefs of the Company, and to the greatest extent possible the assumptions on which those statements are based. Words such as "believes," "estimates," "expects," "endeavors," "anticipates," "intends," "plans," "targets," "should," and "objective" and variations of such words and similar words also identify forward-looking statements. Such statements are forward-looking in nature and involve a number of known and unknown risks, including, without limitation, those risks described below, uncertainties, and other factors, including to the greatest extent possible those described in this presentation. Any forward-looking statement, including any target return, contained in this presentation is not a guaranty, assurance, prediction, or representation by the Company as to future matters, and nothing contained herein should be relied upon as a guaranty, assurance, prediction, or representation as to future matters. Past performance may not be indicative of future results.

This document shall not constitute an offer to sell or the solicitation of an offer to buy an interest in the Company or other offering, which may only be made at the time a qualified offeree receives the offering circular contained within the Offering Statement (the "Offering Circular"), and the subscription agreement pursuant to which a potential investor may participate in the offering by subscribing for limited liability company units of the Company (Units). All information contained herein is qualified in its entirety by the detailed information that will appear in the Offering Circular, subscription agreement, and the related offering information.

An investment in commercial real estate is subject to the risks inherent in the ownership and operation of real estate and real estate-related businesses and assets including, without limitation, (i) burdens of ownership of real property; (ii) general and local economic conditions; (iii) changes in supply of and demand for competing properties in an area (as a result, for instance, of overbuilding); (iv) the resources of tenants; (v) changes in building, environmental, and other laws; (vi) energy and supply shortages; (vii) various uninsured or uninsurable risks, natural disasters, changes in government regulations (such as rent control); (viii) changes in real property tax rates; (ix) changes in interest rates; (x) the reduced availability of mortgage funds which may render the sale or refinancing of properties difficult or impracticable; (xi) environmental liabilities; (xii) contingent liabilities on disposition of assets; (xiii) terrorist attacks, war, and other factors; (xiv) lack of diversification; (xv) leverage; (xvi) no assurance of investment return; (xvii) illiquid and long-term investment; (xviii) material, non-public information; (xix) no market for interests in the investment vehicle; (xx) transfer restrictions; (xxi) investments longer than term; (xxii) inherent uncertainty in projections; (xxiii) risks upon dispositions of the investment; (xxiv) indemnification; (xxv) conflicts of interest; and (xxvi) other activities of management. No risk control can mitigate against every risk. Prior to investing, you must read and review all risk factors set forth in the Offering Circular once filed with the SEC.

All figures that may appear in this presentation are estimates as of June 2022.

The material in this presentation has been prepared on the basis of information obtained from the Company and other sources, some of which may be public, as of the specified date. This information is given in summary form and does not purport to be complete. Information in this presentation, including forecast financial information, should not be considered as advice or a recommendation to investors or potential investors in relation to holding, purchasing, or selling securities, or other financial products or instruments and does not take into account your particular investment objectives, financial situation, or needs. All securities and financial product or instrument transactions involve risks, which include (among others) the risk of adverse or unanticipated market, financial, or political developments and, in international transactions, currency risk.

This presentation has been prepared by LEX Markets LLC, Member: FINRA/SIPC, 350 Fifth Avenue, Suite 4805, New York, NY 10018, which has been engaged by the Company as placement agent for the planned offering of securities of the Company.

LEX



TABLE OF
CONTENTS



SECTION ONE

INVESTMENT OVERVIEW

INVESTMENT OVERVIEW

MFD
MANZO FREEMAN
DEVELOPMENT

THE LANDING AT ONE CHESTNUT

- Converted mill property built in 1915, now a **425,592 sf industrial asset** with warehouse/distribution, flex office, and self-storage use.
- Located in the southern section of downtown Nashua directly south of the Nashua River, with **easy access to Route 3,** which connects to both I-95 and I-93.
- **Significant capital improvements** have been made to existing tenant space including upgrades to the bathrooms, new lighting and updated windows.
- Approximately $1.5 million in **planned capital projects** to update the façade, modernize the freight elevators, and upgrade the lobby to be funded with proceeds expected from a new loan.
- The property has a **diversified tenancy** of more than 50 leases in place, with anchor tenants on long-term leases and smaller local business with substantial tenure in the building on shorter-term leases.
- The sponsor, Manzo Freeman Development, is an **experienced manager and developer** with deep local ties and a successful track record of managing similar mill properties.


THE LANDING AT
ONE CHESTNUT



SECTION TWO

MARKET

MARKET OVERVIEW

THE LANDING AT ONE CHESTNUT

The property is located in Nashua, NH, south of the Nashua River with easy access to Route 3, which connects to both I-95 and I-93. According to the 2020 Census, Nashua had a population of 91,322, and is the second largest city in Northern New England.[1] Approximately 228,985 people live within a five-mile radius of The Landing at One Chestnut, with a median household income of $106,122, as of January 2022.[1] The property is located 0.3 miles west of Main Street, which serves as the city's main demand driver for foot traffic, and 1.5 miles east of Route 3, which is the main throughway connecting Manchester to the north and Boston to the southeast.

According to Colliers' Q4 2021 Industrial Report for the New Hampshire market, the industrial sector continues to strengthen as vacancy rates fall and asking rents increase. According to the report's market indicators, New Hampshire reported an unemployment rate of 5.1% and a year-over-year GDP growth of 9.1%. The New Hampshire industrial market has a reported inventory of 70,352,000 sf, with an overall vacancy rate of 2.9% and average asking rents of $9.14 psf, compared to Q4 2020 vacancy rate of 4.5% and average asking rents of $6.94 psf.[2] The Nashua submarket reported a total inventory of 19,531,720 sf with a warehouse / distribution inventory of 6,970,257 sf, a manufacturing inventory of 3,332,575 sf, and a flex office inventory of 9,228,888 sf.[2] As of Q4 2021, the warehouse / distribution vacancy rate and average asking rents were 0.9% and $6.59 psf, respectively, the manufacturing vacancy rate and average asking rents were 3.3% and $7.50 psf, respectively, and the flex office vacancy rate and average asking rents were 4.0% and $7.50 psf, respectively. As of June 1, 2022, the property's average base rent per occupied square foot and vacancy rate were $5.64 psf and 19.7%, respectively.



1) Bureau of Labor Statistics 2) Colliers International Property Consultants

MARKET OVERVIEW

MFD
MANZO FREEMAN DEVELOPMENT

THE LANDING AT ONE CHESTNUT

VACANCY RATE 4.0%	YOY ▼	FORECAST =
2021 ABSORPTION 579.7M sf	YOY ▲	FORECAST ▲
ASKING RENT (WAREHOUSE) $6.82 psf	YOY ▲	FORECAST ▲

NATIONAL INDUSTRIAL MARKET SUMMARY[1]

According to Colliers' Industrial Market Outlook for Q4 2021, the national industrial market recorded its most successful year buoyed by strong underlying fundamentals, record low vacancy rates, and record high rental rates. The national vacancy rate was 4% (a 140 bps decrease from Q4 2020) and average asking rents for manufacturing, flex, and warehouse space was $6.86 psf, $14.97 psf, and $6.82 psf, respectively. Additionally, investment sales volume topped $67.1 billion for 2021, which was the highest transaction total ever. New supply in 2021 totaled over 370.7 million sf with positive absorption rates and record high demand for bulk space (greater than 100,000 sf). According to Colliers, the industrial market indicators are expected to grow or remain stable for 2022.

MARKET INDICATORS

5.1% New Hampshire Unemployment[2]

9.1% NH GDP Quarterly Δ YOY[2]

NASHUA SUBMARKET[2]	21Q2	21Q3	21Q4
Total Inventory (in thousands of sf)	70,026	70,312	70,352
New Supply (in thousands of sf)	-	286.3	40.0
Net Absorption (in thousands of sf)	502.2	270.8	278.6
Overall Vacancy	3.70%	3.50%	2.90%
Overall Asking Rent (NNN)	$8.27	$8.28	$9.14


U.S. Industrial Market
Q1 2020 - Q4 2021
New Supply
Absorption
Vac Rate (%)
Sources: Colliers

NASHUA SUBMARKET[2]	TOTAL INVENTORY SF	DIRECT AVAILABILITY	SUBLEASE AVAILABILITY	OCCUPANCY RATE	VACANCY RATE	CURRENT ABSORPTION	ABSORPTION YTD	AVG RENTS (NNN)
Manufacturing	3,332,575	108,423	-	96.70%	3.30%	25,379	(56,880)	$7.50
Flex	9,228,888	334,840	35,916	96.00%	4.00%	104,180	246,636	$7.50
Warehouse and Distribution	6,970,257	123,842	-	99.10%	0.90%	86,504	469,473	$6.59
Total	**19,531,720**	**567,105**	**35,916**	**97.20%**	**2.80%**	**216,063**	**659,229**	**$6.84**

1) Colliers Q4 2021 Industrial Market Outlook

2) Colliers Q4 2021 New Hampshire Industrial Report



Subject
Retail
Institutional
Education
Cultural
Office
MERRIMACK RIVER
Dr. Norman W. Crisp Elementary School
Dunkin'
Temple Street Diner
Dollar General
McDonald's
Wendy's
NASHUA
BAE SYSTEMS
Nashua Foundries
What A Bagel
Hillsborough County Court House
Local
Bagel Ally
Citizens
CVS pharmacy
Comfort Kitchen
7 Star Pizza
Rage Cage
Chicken N Chips
Medical Center
shaw's
300 Main Street Market Place
Advance Auto Parts
Golden Dragon
RITE AID
Edible Arrangements
KFC
Walgreens
Wok N Roll Asian Cuisine
Dunkin
Taco Bell
Elm Street Middle School
Subway
Margaritas Mexican
Nashua Public Library
Liquid Therapy
Odd Fellows Brewing Co
Casey Magee's
San Francisco Kitchen
Tostao's Tapas-bar
Fratello's
Stella Blu
Surf Restaurant
City Room Cafe
Lafayette Club
JajaBelle's
Sub Zero Nitrogen Ice Cream
Darrell's Music Hall
The Peddler's Daughter
Dunkin'
Bonhoeffer's Cafe & Espresso
Soprano's Pizzeria
Nashua Garden
Ace Hardware
Pennichuck Water Works
California Burritos
THE LANDING
NASHUA, NH
EST 1915
AT ONE CHESTNUT
NASHUA RIVER
Triangle Credit Union
designlinx
MAIN ST
HOLLIS ST
TEMPLE ST
BRIDGE ST
CANAL ST
PINE ST
CENTRAL ST
MYRTLE ST
LEDGE ST
CLOCKTOWER PL
FRANKLIN ST
CHARLES ST

MARKET OVERVIEW


MFD
MANZO FREEMAN DEVELOPMENT
LOCAL MAP
THE LANDING
NASHUA, NH
EST 1915
AT ONE CHESTNUT
2 miles | 5 minutes to Route 3
Millyard Technology Park
Franklin St School
St Stanislaus
Triangle Financial
Laton House
Lofts 34
The Apartments At Cotton Mill
Gate City Church
Unitarian Universalist
White Wing School
Main St
Margaritas Mexican
Casa Blanca
Sabor Brasil
St. Mary Church
Nashua Public Library
Enterprise Bank
Nashua Fine Craft Gallery
Odd Fellows Brewing
Landmark Building
Mill House Cove
Mill House Cove
Clocktower Place
Clocktower Place
T Mobile
BAE SYSTEMS
The River Casino & Sports Bar
BANK OF AMERICA
Pennichuck Water Works
Lafayette Club
Hillsborough County Sheriff
Temple Street Hotel
Indian Head Plaza
Lamerand Enterprises
Santander
Makers Domain
TMO Distribution
Crossway Church
Monahan Manor (Workforce Housing)
The Plus Company
Martha's Exchange
Crane
Empanellie's
Bar Harbor Bank
Crosby Bakery
Fratello's Stella Blu
Nashua Housing Authority
Picanha's Grill
NH Rescue Mission
Surf
MT's Local Kitchen
Nashua District Courthouse
Good Shepherd
St. Patrick's Church
St. Patrick's Gym
NBT Bank
Santander Bank
Palm Square Residences
Nashua Transit Center
United States Post Office
Nashua City Hall
Citizens
Nashua Foundries
W Hollis St
111
Norton's Cafe
St Louis Church
Vianor Tire Center
Opus Lounge
Comfort Kitchen
Wendy's
St Mary's Bank
Foundation Medical Partners
Fisher Auto Parts
Nashua Fire Rescue
E Hollis St
CVS pharmacy
SNH Nephrology
McDonald's
Medical Center Dr
Kinsley St
Memorial Medical Building
Southern New Hampshire Medical Center
Foundation Oncology
Meridian Place Condominiums
DOLLAR GENERAL
DUNKIN'
GNM Health Center
SNH Pediatrics
Walgreens
Main St Pediatrics
Southern New Hampshire Health
Elm Street Middle School
Residential
Cultural
Hotel
Retail
Office
Institutional
Development
MAP © 2022 CARTIFACT
DATA © OSM CONTRIBUTORS

AERIAL MAP

Nashua is located just over the border between Massachusetts and New Hampshire, approximately 50 minutes northwest of Boston.


Portsmouth
Manchester
44,658 AADT
Exeter
Hampton
Kingston
THE LANDING
NASHUA, NH
EST 1915
AT ONE CHESTNUT
Milford
Salem
77,950 AADT
Haverhill
ATLANTIC OCEAN
Rindge
Nashua
20 min drive
NEW HAMPSHIRE
MASSACHUSETTS
92,453 AADT
Lawrence
Lowell
BOSTON EXPRESS
68,006 AADT
Rockport
Athol
19,997 AADT
40 min drive
Westford
90,945 AADT
97,792 AADT
122,742 AADT
Massachusetts Bay Transportation Authority
Lowell Line
Commuter Rail
Gloucester
Beverly
Leominster
Burlington
Lynn
60 min drive
Barre
MASSACHUSETTS BAY
140,115 AADT
Waltham
West Boylston
Marlborough
BOSTON LOGAN INTERNATIONAL AIRPORT
Boston
Framingham
Worcester
Dedham
Quincy
Weymouth
Auburn
MAP © 2022 CARTIFACT
DATA © OSM CONTRIBUTORS

DRIVE TIMES

Boston	50 mins
Worcester	57 mins
Portsmouth	60 mins

AADT Annual average daily traffic count

SOURCE: New Hampshire/Massachusetts Dept. of Transportation

MANZO FREEMAN DEVELOPMENT


Manchester
Amherst
Merrimack
Derry
15 miles
Population: 1,111,147
Median HH Income: $102,764
10 miles
Population: 677,482
Median HH Income: $103,182
5 miles
Population: 228,985
Median. HH Income: $106,122
THE LANDING
NASHUA, NH
EST 1915
AT ONE CHESTNUT
Windham
Nashua
Brookline
Lawrence
Pepperell
Westford
Trade Area
2022 Median Household Income
Greater than $150,000
$100,000-$149,999
$75,000 - $99,999
Less than $75,000

DEMOGRAPHICS

The markets surrounding the property are generally affluent with a median household income of $106,122 and an estimated population of 228,985.



SECTION THREE

PROPERTY OVERVIEW

PROPERTY SUMMARY

MFD
MANZO FREEMAN DEVELOPMENT

THE LANDING AT ONE CHESTNUT

PROPERTY TYPE	Industrial / Flex Warehouse
ADDRESS	1 Chestnut Street
CITY, STATE, ZIP	Nashua, New Hampshire, 03060
COUNTY	Hillsborough County
MSA	Nashua, NH-MA NECTA Division
YEAR BUILT	1915
NET RENTABLE AREA (SF)	425,592
GROSS BUILDING AREA (SF)	432,000
LAND AREA (SF)	194,147
FLOORS	8
PARKING	259
FLOOR AREA RATIO	2.19
PARKING RATIO	0.6 / 1,000 (sf / NRA)
CLEAR HEIGHT	9' – 15'
DOCK HIGH DOORS	15
ZONING	General Industrial

FOUNDATION	Concrete
EXTERIOR WALLS	Wood / partial steel frame construction, with mush room-style concrete columns
INTERIOR WALLS	Drywall or Plaster
ROOF	Flat Membrane
DOORS AND WINDOWS	Standard wooden office doors, metal roll-up doors and metal fire doors in industrial space
CEILINGS	Untextured drywall in office areas. Industrial areas are open pipe / no ceiling covering or drywall.
PLUMBING	Standard
FLOOR COVERING	Painted concrete, commercial carpet in offices
HEATING & AC (HVAC)	Central steam heat from gas-fired furnace. 100%/40% heat/AC coverage
INSULATION	Adequate
LIGHTING	Mixture of flush mounted and high-efficiency LED
ELECTRICAL	2500 amp 3-phase power
FIRE PROTECTION	100% sprinkled
ELEVATOR	Passenger elevator services lower levels. Two freight elevators
FLOOD PLAIN	Zone X
CONFORMING USE	Legally Conforming

STACKING PLAN

MANZO FREEMAN DEVELOPMENT

THE LANDING AT ONE CHESTNUT



R
T-Mobile
US Cellular
8
#8A VACANT 18,400 RSF
#8B VACANT 14,375 RSF
#8C VACANT 4,600 RSF
#8D VACANT 10,925 RSF
7
Alternative Logistics 57,903 RSF
An & Fei Corp 16,445 RSF
Extra Space Storage 84,755 RSF
Staci 19 - Gene Gayda 4,853 RSF
#7C-2 VACANT 2,530 RSF
6
Alternative Logistics 57,903 RSF
5
E-MOTIV / Music Jack Studios 481 RSF
Extra Space Storage 84,755 RSF
Bem Photo - John Hopper 2,553 RSF
Karasu Tengu Academy 5,300 RSF
#5D-1 VACANT 3,635 RSF
#5E VACANT 6,003 RSF
#5F VACANT 1,380 RSF
#5F-1 VACANT 3,922 RSF
4
Automation Made Simple 1,380 RSF
Bar, Leoni 1,518 RSF
Colonial Electronics 25,714 RSF
Colonial Instruments 4,232 RSF
DRK Enterprises/ LED Light 8,385 RSF
Gonzalez & Batista 1,346 RSF
Great Phoenix 2,708 RSF
Harley Unlimited LLC 1,380 RSF
Monster Logistics 1,610 RSF
New England Equipment Warehouse 1,403 RSF
NE Rugged 1,380 RSF
Northeast Copier & Fax 1,380 RSF
PeFa Group, LLC 2,415 RSF
Senior Class Grad 1,380 RSF
SGN Associates 1,406 RSF
WHFTech, Inc. 1,840 RSF
Winer & Bennett 1,771 RSF
#4V VACANT 1,535 RSF
3
Action Authorized Parts 2,033 RSF
Caution Wear Corp. 3,095 RSF
LL Yahsuan 1,380 RSF
Liven International 3,174 RSF
Studio 1954 (A/D Imaging) 811 RSF
Symphony Microwave Technologies, llc 7,290 RSF
Thermo Fisher 2,550 RSF
#3H VACANT 2,760 RSF
#333 VACANT 530 RSF
#335 VACANT 562 RSF
#337 VACANT 502 RSF
#339, 341 VACANT 1,530 RSF
2
Alternative Logistics 57,903 RSF
Colonial Electronics 25,714 RSF
Critical Process 74,859 RSF
NH Medical & Dental Supply 4,083 RSF
#200 VACANT 2,496 RSF
#212 VACANT 1,064 RSF
1
Alternative Logistics 57,903 RSF
Critical Process 74,859 RSF
Extra Space Storage 84,755 RSF
G
Stevens 1,045 RSF
B
Extra Space Storage 84,755 RSF



SECTION FOUR

TENANTS

TOP TEN TENANTS

MANZO FREEMAN DEVELOPMENT

THE LANDING AT ONE CHESTNUT

Extra Space Storage, headquartered in Salt Lake City, Utah, and established in 1977, is a storage solution company offering vehicle, RV, business, and self-storage facilities. Extra Space Storage Nashua offers heated units, an on-site manager, and video surveillance security.

Critical Process Filtration, Inc. was founded in 1998 and is a vertically integrated manufacturer and supplier of premium process filtration products and services. Critical Process Filtration has decades of experience in multiple industries, including pharmaceutical and biotech manufacturing, food & beverage processing, electronics and chemical processing. Their product line includes filtration cartridges, capsules and laboratory disc filters using membranes and depth media.

Alternative Logistics is a veteran-owned third-party logistics (3PL) company based in Nashua, New Hampshire. Since 1992, Alternative Logistics has helped clients throughout the U.S. and around the world process, fulfill and ship orders to customers. Alternative Logistics provides order processing and fulfillment, warehousing, inventory management and purchasing, shipping, accounts receivable, product handling, and call center services. Entrepreneur Leo White bought Alternative Logistics in 2012 after decades managing logistics for his own companies and others.

Colonial Electronic Manufacturers, Inc. is a full-service Electronic Manufacturing Service (EMS) company specializing in PCB assembly, RF assembly/testing, and Rework/ ECO services. CEM has been in business since 1992 with defense, industrial automation, medical, and telecom customers. CEM has expanded its footprint in the building multiple times and is rapidly growing amidst the need for medical devices during the COVID-19 pandemic.

DRK Enterprises, D.B.A LED Lighting Supply, was founded in 2008 and specializes in commercial and industrial lighting supply and installation

TOP TEN TENANTS

THE LANDING AT ONE CHESTNUT

Symphony Microwave Technologies is a microwave engineering & manufacturing group focused on high-power applications across a variety of industries.

Karasu Tengu Academy (KT Academy) is a mixed martial arts academy that specializes in Brazilian Jiu Jitsu, Thai Kickboxing, boxing, striking and the combination of skills and physical conditioning to create well-trained athletes at all levels.

Staci19 is a jigsaw puzzle seller / distributor, with thousands of jigsaw puzzles from brands such as Colorluxe, Sure-lox, MEGA PUZZLES, Ceaco, Master Pieces.

PR Restaurants is the company behind one of the largest Panera franchises in New England.

Colonial Instruments, Inc. is a stocking wholesale distributor of pressure, temperature, level and flow instruments.

TENANT LEASES

MANZO FREEMAN DEVELOPMENT

THE LANDING AT ONE CHESTNUT

TENANT	TYPE	NRA (SF)	% OF BUILDING	INITIAL LEASE START	CURRENT LEASE END	TERM REMAINING / WALT (YEARS) [1]	TENURE (YEARS)	RENT PSF
Extra Space Storage	Warehouse	84,755	19.9%	April 1991	12/31/2030	8.6	31.2	$3.33
Critical Process	Industrial	74,859	17.6%	July 2013	8/31/2032	10.2	8.9	$6.28
Alternative Logistics	Warehouse	58,498	13.7%	November 1992	4/30/2027	4.9	29.6	$4.40
Colonial Electronics	Industrial	25,714	6.0%	November 1992	9/30/2027	5.3	29.6	$7.81
Top Four Tenants Total/Average		243,826	57.3%			7.9	24.8	$5.46
Remaining Tenants	Varies	97,900	23.0%					
Vacant Space	Varies	83,866	19.7%					
Total / Averages		**425,592**	**100%**					

1) Weighted average lease term (WALT) remaining is defined as the average term remaining to the end of each lease weighted by the net square feet of each of the four largest tenants

LEASE ROLLOVER FOR PERIOD ENDING	22-DEC	23-DEC	24-DEC
Square Feet	8,799	15,702	14,789
Square Feet %	2.1%	3.7%	3.5%
Cumulative Square Feet	8,799	24,500	39,289
Cumulative Square Feet %	2.1%	5.8%	9.2%



SECTION FIVE

PHOTOS






THE LANDING AT
ONE CHESTNUT


THE LANDING AT
ONE CHESTNUT

PHOTOS


SYMPHONY
Microwave Technologies







PHOTOS









PHOTOS

EXTERIOR FAÇADE PROGRESS




THE LANDING
NASHUA, NH
EST 1915
AT ONE CHESTNUT
1
2
3

The sponsor has begun work on upgrading the exteriors of the property to improve curb appeal of the property within the market. The sponsor expects to spend approximately $1,500,000 to update the façade, modernize the freight elevators, and upgrade the lobby space over the next 18-24 months and expects to fund these capital expenditure costs with the proceeds of the new loan described herein. The pictures above show the east façade of the property before and during the renovation, as of June 2022. The photo on the following page shows a rendering of the anticipated work.

EXTERIOR RENDERING

MANZO FREEMAN DEVELOPMENT


THE LANDING
NASHUA, NH
EST 1915
AT ONE CHESTNUT
1
2

Image representative of how the sponsor expects the building to look after completing planned capex projects



SECTION SIX

FINANCIALS

FINANCIAL OVERVIEW

KEY FINANCIAL CONSIDERATIONS

EXISTING DEBT

LENDER	FACILITY SIZE	GUARANTOR	TERM	RATE	I/O PERIOD	AMORTIZATION	DSCR REQUIREMENT
Middlesex Savings Bank	$7,322,000	MFD One Chestnut Partners LLC (Limited Recourse)	10 Years	1M LIBOR + 200bps	3 Years	30 Years	1.20x

ASSUMED NEW DEBT

LENDER	FACILITY SIZE	GUARANTOR	TERM	RATE	I/O PERIOD	AMORTIZATION	DSCR REQUIREMENT
Middlesex Savings Bank	TBD	TBD	5 Years + two 1-Year Extension Options	Fixed 3.25%	3 Years	30 Years	TBD

- The sponsor has entered into a commitment letter with the lender to refinance the existing loan on or before June 30, 2022. The new loan is projected to have a five-year term with two one-year extension options. Borrowings under the new loan are expected to bear interest at a rate of 3.25% per annum, with monthly interest-only payments for the first three years of the term followed by monthly principal and interest payments based on a 30-year amortization period, with all remaining principal and unpaid interest due on the final payment date. Borrowings under the new loan agreement are expected to be secured by a first lien mortgage on the property. The new loan is projected to be prepayable at any time with no prepayment fee or other penalty payable upon payment. There can be no assurance that the new loan will be entered into or if the final terms will not be materially different than those described herein.

DISTRIBUTION SUMMARY

Quarterly Distribution — **$4.60/Unit**

Expected initial distribution to unitholders, per unit, net of expenses, on a full quarter basis, payable pro rata with respect to the period commencing on the completion of this offering and ending on the last day of the then current fiscal quarter

Annualized Distribution — **$18.41/Unit**

Based on historical quarterly distributions of $150,000 made by the sponsor to its sole member, One Chestnut Investors LLC

Annual Distribution Rate — **7.4%**

Annualized rate, net of expenses, based on the assumed initial public offering price of $250.00 per Unit

DISTRIBUTION PERIOD	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Effective Date	3/31/2021	6/30/2021	9/30/2021	12/31/2021
Distribution Amount	$150,000	$150,000	$150,000	$150,000

This initial distribution is based on the historical quarterly distributions of $150,000 made by the sponsor. In addition, the anticipated distributions for the 12-month period following completion of this offering assumes both the rental occupancy and rental revenues based on the leases in place as of the date of the offering circular and the historical operating costs remain constant during the 12 months following completion of this offering. Because the expected distribution is based on the assumptions set forth above, no assurance can be given that the anticipated amount of the distributions, or any distributions, will be paid following completion of this offering. Review the most recent version of the Offering Statement and the preliminary offering circular contained therein, when publicly filed with the SEC, which will be necessarily more complete than (and may be materially different in important ways from) the information that is being provided herein.



SECTION SEVEN

SPONSOR

SPONSOR AND MANAGEMENT OVERVIEW

THE LANDING AT ONE CHESTNUT



MICHAEL A. MANZO

Chairman & Director of Acquisitions

Mr. Manzo Sr. was previously a partner at The Beal Company, based in Boston (now Related Beal). Throughout his career with Beal and in the ten years since he's retired, Mr. Manzo Sr. has directed more than $250M of equity into self-sourced real estate investments, with an aggregate property value over $1.75B. Mr. Manzo Sr. was also a successful operator of Sav-A-Lot and Jiffy Lube franchise chains. He was a former president of the Greater Boston Real Estate Board and also served as Director and Secretary of the National Association of Industrial and Office Parks (New England Chapter). He is also a member of the invitation-only American Society of Real Estate Counselors. Mr. Manzo Sr. received his MBA and BS from The Pennsylvania State University.



JOSEPH C. FREEMAN

CEO & Director of Business Development

Prior to co-founding MFD, Mr. Freeman was General Counsel and member of the senior executive team at Saracen Properties where he was responsible for developing over two million sf of class A office and hotel space in Massachusetts. Mr. Freeman represented a variety of commercial real estate clients, including South Shore Hospital, Cresset Partners, NAI Hunneman and Saracen Properties. Mr. Freeman received his JD from Boston College Law School and attended University of Notre Dame Law School. He also received a BS in finance from University of Colorado Business School.

Manzo Freeman Development (MFD) was formed from the partnership of the Manzo and Freeman families, each with substantial real estate development and management experience in the New England markets. MFD leverages 40 years of direct real estate acquisition and development experience, in depth local market knowledge, strong reputation, and track record of success. MFD is a vertically integrated real estate acquisition, development, and management company with a full suite of services, as well as deep expertise in mill redevelopment and management. The firm has successfully exited from nine large projects totaling approximately four million square feet, and currently manages four assets. MFD provides a hands-on management experience at its properties resulting in improved tenant relations.

MICHAEL K. MANZO

Managing Partner & President



Mr. Manzo Jr. started his professional career in commercial banking, real estate finance and land development for over twenty years. At FleetBoston Financial (now Bank of America), Mr. Manzo Jr. worked with a wide range of clients in the commercial transportation industries, including railroads, marine freight shippers and affiliated freight container manufacturers and leasing companies. As an analyst for the A.D. Makepeace Company, he worked on the launch of several new residential developments on company owned land, including a 12-year master planned development of over 1,000 acres of land in Plymouth, MA. He now runs capital markets and underwriting for MFD. Mr. Manzo Jr. holds an MBA from Babson College and a BA from Brown University.

ALEXANDRA FREEMAN

Managing Partner & Director of Leasing



Ms. Freeman started her career as a consultant with PricewaterhouseCoopers (PwC) within their Advisory practice. She consulted for large financial services clients including US global banks, professional services firms and private market clients specializing in real estate investment. She focused on developing strategies to enhance current business processes to improve clients' overall performance, which she now leverages in her work as a real estate developer at MFD. Ms. Freeman joined MFD in early 2019, and primarily specializes in tenant relations, leasing and property management. Ms. Freeman holds a BS from Babson College.

ALI FREEMAN

Chief Financial Officer



Prior to joining MFD, Mrs. Freeman worked as an accountant for Laventhol & Horwath in Portland, OR and Donald Engleman, CPA in Framingham, MA. For the past 20 years, she has maintained her own accounting / bookkeeping practice for various lawyers, doctors, restaurants and real estate investment and development companies across the country. Mrs. Freeman currently does the accounting / bookkeeping for the assets owned by MFD. She received her BS from Northeastern University.

SPONSOR AND MANAGEMENT OVERVIEW

MFD MANZO FREEMAN DEVELOPMENT

THE LANDING AT ONE CHESTNUT

CURRENT PORTFOLIO

The Landing at Everett Mills



525,000 sf of flex-office and mixed-use industrial space in Lawrence, MA

Converted mill property originally built in 1909

The Landing at Hudson Mills



215,000 sf industrial facility in Hudson, MA

Former mill property converted into subdividable office space

Walpole Business Center



265,000 sf of flex-office, retail, and mixed-use industrial space in Walpole, MA

Former mill building originally constructed in 1897



SECTION EIGHT

LEX MARKETS

LEX MARKETS – INVESTMENT OVERVIEW

THE LANDING AT ONE CHESTNUT

One Chestnut Street, Nashua, NH 03060







ACCESS

» LEX-exclusive opportunity to invest directly into an income-generating building[1 2]

» Access to an actively managed industrial building, with diverse and long-term tenancy, located in downtown Nashua, NH

ALIGNMENT

» Investors will be pro-rata, pari passu common equity holders building's sponsor, entitling unitholders to the same distributions as the existing owner[1]

LIQUIDITY

» Units are offered under Regulation A, which upon qualification are exempt securities without any holding period requirement under US securities laws

» Unitholders can trade on the LEX Alternative Trading System (ATS) or as an OTC security[3]

1) Distribution amounts and timing are not guaranteed. Upon filing, the details of the distribution policy will be made available to investors through the Offering Circular

2) A full discussion of risks, including those regarding the ability to generate income, will be made available to investors through the Offering Circular

3) Liquidity on the LEX ATS is not guaranteed

ABOUT LEX MARKETS

THE LANDING AT ONE CHESTNUT

LEX's securities marketplace addresses owner and investor needs

OWNERS

- Minority stakes in single assets typically sell for discounts due to illiquidity
- Existing options to recapitalize assets are generally not attractive

INVESTORS
WANT MORE ACCESS

- High-quality commercial real estate has traditionally been inaccessible to non- accredited investors
- Existing investment opportunities frequently include long holding periods with no liquidity
- There is no centralized market to invest in single assets

ABOUT LEX MARKETS

MFD
MANZO FREEMAN DEVELOPMENT

THE LANDING AT ONE CHESTNUT



Invest in a building, earn potential income, trade shares without lockup or restriction[1]

LEX enables investors to:

- Access investments in individual commercial real estate assets
- Purchase a single unit for $250 at the initial offering
- Earn income quarterly as the tenants pay rent [1]
- Trade shares in the public secondary market[2]
- Benefit from the direct ownership of real estate
- Use the LEX app or your existing brokerage account, even as a non- accredited investor
- Advisors can invest client funds via their primary custodian

1) Returns not guaranteed, 2) Liquidity is not guaranteed

THE LANDING AT ONE CHESTNUT

One Chestnut Street
Nashua, NH 03060



CONTACT US

LEX

The Empire State Building
350 Fifth Avenue, Suite 4805
New York, NY 10118

lex-markets.com

MFD

MANZO FREEMAN DEVELOPMENT

manzofreeman.com

LEX

350 Fifth Avenue
Suite 4805
New York, NY 10118

Donal Mastrangelo
Investor Solutions
(212) 870-8895

Invest in Newly Renovated, Cash-Flowing New England Industrial Real Estate


THE LANDING AT
ONE CHESTNUT
STORAGE



Dear

LEX Markets offers a new way to invest in real estate by allowing investors to **buy units** of individual buildings, **earn cash distributions** at the same rate as the building owner when tenants pay rent, and trade **without lockups** should your investment decisions change. We do this by turning individual buildings into public stocks through an IPO, and then providing a trading venue where units can be traded without any required holding periods.

Our next offering will be **The Landing at One Chestnut** in Nashua, New Hampshire

The Landing at One Chestnut is a converted mill property built in 1915, now a 425,592 SF industrial asset located near downtown Nashua, NH, less than 60-minutes from downtown Boston. The property provides space for warehousing and distribution, flex office space, and self-storage, in a prime, tax-advantaged location close to multiple transit arteries.

LEX

350 Fifth Avenue
Suite 4805
New York, NY 10118

Donal Mastrangelo
Investor Solutions
(212) 870-8895

The Landing at One Chestnut boasts a diversified tenancy of more than 50 leases, with anchor tenants on long-term leases. The building has recently received significant capital improvements and has plans for an additional $1.5 million in modernization plans to enable future upsides.

The sponsor is Manzo Freeman Development, an experienced manager and developer with deep local ties and a successful track record of managing similar mill properties.

The offering has a limited number of units available at the price of $250 each at the time of the IPO. I would appreciate the opportunity to speak with you more about this investment. You can schedule a call with our investor relations team, or visit our website www.lex-markets.com.

We thank you for your interest.

Sincerely,



Donal Mastrangelo
Investor Solutions
(212) 870-8895
LEX

Book a time with our team

Speak with our team about
investing in the One Chestnut IPO

Explore the offering

To view the offering details, please
visit: www.LEX-markets.com

*This investment may not be suitable for all investors. Distributions and liquidity not guaranteed. Property performance and performance of property tenants not guaranteed. Diversification does not eliminate the risk of experiencing investment loss.

350 Fifth Avenue
Suite 4805
New York, NY 10118

Donal Mastrangelo
Investor Solutions
(212) 870-8895

THIS PRESENTATION CONSTITUTES "TESTING THE WATERS" COMMUNICATION.

One Chestnut Partners LLC (the "Company") intends to sponsor an offering of securities of a commercial real estate asset pursuant to Regulation A of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 255 promulgated under the Securities Act (17 C.F.R. 230.255):

the Company has prepared this presentation in order to gauge interest in the planned securities offering,

the Company is not under any obligation to make an offering under Regulation A

no money or other consideration is being solicited by this presentation or by any other means, and if sent in response prior to the offering, will not be accepted

any indication of interest ("IOI")received by the company is non-binding, and involves no obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date of the offering statement on Form 1-A (the "Offering Statement") by the U.S. Securities and Exchange Commission ("SEC")

an IOI in this offering can be made at LEX-Markets.com or on the LEX Markets mobile app; any offer made can be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date of the Offering Statement;

no solicitation or acceptance of money or other consideration, nor of any commitment, binding or otherwise, from any person is permitted until the Offering Statement has been qualified by the SEC.

Once the Offering Statement has been filed with the SEC, the Company will provide information for the public to obtain the most recent version of the Offering Statement and the preliminary offering circular contained therein. The information in the Offering Statement will be necessarily more complete than (and may be materially different in important ways from) the information that is being provided herein. You must read the complete Offering Statement filed with the SEC before investing.

The statements in this presentation represent the beliefs and opinions of the management of the Company as of the date hereof, and should not be relied upon as statements of fact and may constitute forward- looking statements that are not historical facts. These forward-looking statements include statements, express or implied, regarding the current expectations, opinions, and beliefs of the Company, and to the greatest extent possible the assumptions on which those statements are based. Words such as "believes," "estimates," "expects," "endeavors," "anticipates," "intends," "plans," "targets," "should," and "objective" and variations of such words and similar words also identify forward-looking statements. Such statements are forward-looking in nature and involve a number of known and unknown risks, including, without limitation, those risks described below, uncertainties, and other factors, including to the greatest extent possible those described in this presentation. Any forward-looking statement, including any target return, contained in this presentation is not a guaranty, assurance, prediction, or representation by the Company as to future matters, and nothing contained herein should be relied upon as a guaranty, assurance, prediction, or representation as to future matters. Past performance may not be indicative of future results.

This document shall not constitute an offer to sell or the solicitation of an offer to buy an interest in the Company or other offering, which may only be made at the time a qualified offeree receives the offering circular contained within the Offering Statement (the "Offering Circular"), and the subscription agreement pursuant to which a potential investor may participate in the offering by subscribing for limited liability company units of the Company (Units). All information contained herein is qualified in its entirety by the detailed information that will appear in the Offering Circular, subscription agreement, and the related offering information.

An investment in commercial real estate is subject to the risks inherent in the ownership and operation of real estate and real estate-related businesses and assets including, without limitation, (i) burdens of ownership of real property; (ii) general and local economic conditions; (iii) changes in supply of and demand for competing properties in an area (as a result, for instance, of overbuilding); (iv) the resources of tenants; (v) changes in building, environmental, and other laws; (vi) energy and supply shortages; (vii) various uninsured or uninsurable risks, natural disasters, changes in government regulations (such as rent control); (viii) changes in real property tax rates; (ix) changes in interest rates; (x) the reduced availability of mortgage funds which may render the sale or refinancing of properties difficult or impracticable; (xi) environmental liabilities; (xii) contingent liabilities on disposition of assets; (xiii) terrorist attacks, war, and other factors; (xiv) lack of diversification; (xv) leverage; (xvi) no assurance of investment return; (xvii) illiquid and long-term investment; (xviii) material, non-public information; (xix) no market for interests in the investment vehicle; (xx) transfer restrictions; (xxi) investments longer than term; (xxii) inherent uncertainty in projections; (xxiii) risks upon dispositions of the investment; (xxiv) indemnification; (xxv) conflicts of interest; and (xxvi) other activities of management. No risk control can mitigate against every risk. Prior to investing, you must read and review all risk factors set forth in the Offering Circular once filed with the SEC.

All figures that may appear in this presentation are estimates as of June 2022.

The material in this presentation has been prepared on the basis of information obtained from the Company and other sources, some of which may be public, as of the specified date. This information is given in summary form and does not purport to be complete. Information in this presentation, including forecast financial information, should not be considered as advice or a recommendation to investors or potential investors in relation to holding, purchasing, or selling securities, or other financial products or instruments and does not take into account your particular investment objectives, financial situation, or needs. All securities and financial product or instrument transactions involve risks, which include (among others) the risk of adverse or unanticipated market, financial, or political developments and, in international transactions, currency risk.

This presentation has been prepared by LEX Markets LLC, Member: FINRA/SIPC, 350 Fifth Avenue, Suite 4805, New York, NY 10018, which has been engaged by the Company as placement agent for the planned offering of securities of the Company.